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                                                                   Exhibit (k)




                         REGISTRATION RIGHTS AGREEMENT

   Registration Rights Agreement (the "Agreement"), dated as of December 30, 1994, by and among Telemundo Group, Inc., a Delaware corporation (the "Company"), Apollo Advisors, L.P., a Delaware limited partnership ("Apollo"), and Reliance Insurance Company, a Pennsylvania corporation ("Reliance") (each, a "Holder" and collectively, the "Holders").

   WHEREAS, in connection with the consummation of the plan of reorganization of the Company, dated November 18, 1993 and filed with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") on November 19, 1993, as amended or modified from time to time (the "Plan") and as so confirmed by a final order of the Bankruptcy Court, Apollo is to receive a certain aggregate principal amount of New Senior Notes and certain shares of Series B Common Stock, and Reliance is to receive certain shares of Series A Common Stock and 416,667 Warrants, each Warrant entitling Reliance to purchase (subject to adjustment) one share of Series A Common Stock;

   NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

   1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          (a) "Affiliate" means a Person who directly or through one or more intermediaries controls, is controlled by or is under common control with, another Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, by contract or otherwise. With respect to Apollo Advisors, L.P., "Affiliate", solely for purposes of this Agreement only, shall also include Lion Advisors, L.P., a Delaware limited partnership ("Lion"), Apollo Investment Fund, L.P., a Delaware limited partnership ("AIF"), Apollo Investment Fund II, L.P., a Delaware partnership ("AIF II"), TLMD Partners II, L.L.C., a Delaware limited liability company and its members (including voting committee members), (collectively, "TLMD"), or any investment fund, investment account or other entity whose investing manager, investment advisor or general partner, or any principal thereof, is Apollo, Lion, AIF, AIF II, TLMD or any principal or Affiliate or any of them, or Bastion Capital Fund L.P., a Delaware limited partnership, GRS Partners II, an Illinois general partnership, Hernandez Partners, a California general partnership, The Value Realization Fund, L.P., a Delaware limited partnership, or any of their Affiliates as such term is defined in the preceding sentence; provided, however, that no person shall be deemed to be an Affiliate of Apollo and any person shall cease to be an Affiliate of Apollo, in either case, if such person ceases to be an Affiliate of Apollo or TLMD, and ceases to be an investment fund, investment account or other entity whose investing manager, investment advisor or general partner, or any principal thereof, is Apollo or TLMD or any principal or Affiliate thereof.
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          (b) "Business Day" means a day other than a Saturday, Sunday or a public or national bank holiday or the equivalent for banks generally under the laws of the State of New York.

          (c) "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          (d) "Common Stock" means Series A Common Stock and Series B Common Stock.

          (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

         (f)     [Intentionally left blank]

          (g) "New Senior Notes" means the New Senior Notes of the Company, in the aggregate principal amount of $116,889,000 issued pursuant to that certain Indenture dated as of the date hereof, by and between the Company and Bankers Trust Company, as indenture trustee.

          (h) "Person" means a corporation, an association, a partnership, an organization, a limited liability company, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          (i) "Registrable Securities" means (i) the New Senior Notes owned by the Holders and their respective Affiliates, (ii) the Common Stock owned by the Holders and their respective Affiliates and (iii) any additional Common Stock issued to the Holders and their respective Affiliates upon exercise, surrender, exchange or conversion of the Warrants (the "Warrant Common Stock"). The New Senior Notes and the Common Stock shall each constitute a separate class of Registrable Securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been sold thereunder, (b) in the opinion of counsel for the Company, which should be addressed to the Holder and be reasonably acceptable to the Holder and its counsel, public distribution of such securities shall not require registration of such securities under the Securities Act and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company, or (c) such securities shall have ceased to be outstanding.

          (j) "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2 of this Agreement, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, all printing expenses, messenger and




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     delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, and the fees and expenses of underwriters customarily paid by issuers of securities; provided, however, that Registration Expenses shall exclude, and the Holders shall pay, the fees and expenses of their respective counsel and accountants, underwriters' fees and expenses and underwriting discounts and commissions and transfer taxes in respect of the Registrable Securities being registered (the "Excluded Expenses").

          (k) "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

          (l) "Series A Common Stock" means the Series A Common Stock, par value $.01 per share, of the Company as constituted on the date hereof, any stock into which such Common Stock shall have been changed or any stock resulting from any stock split, reverse stock split, stock dividend or any reclassification of such Common Stock.

          (m) "Series B Common Stock" means the Series B Common Stock, par value $.01 per share, of the Company as constituted on the date hereof, any stock into which such Common Stock shall have been changed or any stock resulting from any stock split, reverse stock split, stock dividend or any reclassification of such Common Stock.

          (n) "Warrants" means the Warrants issued to the Holders pursuant to the Plan, and any Warrants issued in exchange, substitution or otherwise in replacement therefor.

     2. Registration under Securities Act.

          2.1 Registration on Request.

          (a) Request. At any time within (x) the five-year period commencing on the date of this Agreement, in the case of the registration of New Senior Notes or Common Stock (other than Warrant Common Stock) and (y) the later of (A) the five year period commencing on the date of this Agreement and (B) the two-year period commencing on the date any Warrant Common Stock is issued, in the case of Warrant Common Stock, upon the written request of the Holder requesting that the Company effect the registration under the Securities Act of all or part of such Holder's Registrable Securities and specifying the intended method of disposition thereof (including, without limitation, the name of any proposed managing underwriter to be selected in accordance with Section 2.1(f), below), the Company will thereupon use reasonable diligence to effect and maintain for not more than 90 days the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Holder to the extent requisite to permit the disposition (in accordance with the intended





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     methods thereof as aforesaid, which shall include resale to the public on a continuing basis) of the Registrable Securities so to be registered; provided, that in the case of Apollo, the Company shall not be obligated to effect (i) more than one (1) registration with respect to the New Senior Notes held by Apollo and its Affiliates and (ii) more than two (2) registrations with respect to the Common Stock held by Apollo and its Affiliates and, in the case of Reliance, the Company shall not be obligated to effect more than two (2) registrations of Common Stock held by Reliance and its Affiliates, pursuant to this Section 2.1(a). A registration of Registrable Securities requested by Apollo or Reliance pursuant to this Section 2.1 will be deemed to have been effected if a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and not withdrawn or suspended whether or not the Registrable Securities covered by such registration statement have been sold thereunder.

          (b) Registration of Other Securities; Priority in Requested Registration. The Company may elect to include in any registration statement and offering made pursuant to this Section 2.1, authorized unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares or currently outstanding shares, provided, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of any underwriting agreement or arrangements entered into by the Company and the Holder. Notwithstanding the foregoing, if the managing underwriter of any underwritten offering shall advise the Company in writing (with copies to the Holder) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Holder (or that inclusion of the securities requested to be included by the Company in such registration would otherwise adversely affect such offering), then there shall be included in such registration the number of securities which in the opinion of such managing underwriter can be sold under the terms and conditions of the underwriting agreement; provided, however, that no Registrable Securities of the Holder shall be excluded from such registration unless and until all shares of Common Stock proposed to be included in such registration by the Company and/or any other Holder have been excluded from such registration.

          (c) Registration Statement Form. Each registration requested pursuant to this Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company.

          (d) Expenses. The Company will pay all Registration Expenses incurred in connection with each registration requested pursuant to this Section 2.1, and the Holder will pay all Excluded Expenses incurred in connection with each such registration.

          (e) Effective Registration Statement. A registration requested pursuant to this Section 2.1 will not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective,
     (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holder and has not thereafter become effective, or
     (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into





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     in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Holder.

          (f) Selection of Underwriters. The underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the mutual agreement of the Company and the Holder, the approval of such underwriter or underwriters by either party hereto not to be unreasonably withheld.

          (g) Limitations on Registration on Request. The Company shall not be required to effect a registration if (i) the Company has filed previously a registration statement under the Securities Act which became effective within the nine-month period immediately prior to receipt of the written request and which was kept current for the period referred to in Section 2.4(ii); (ii) the Company would be required to undergo a special interim audit in order to comply with the request; (iii) the Holder could sell in accordance with the provisions of Rule 144 (or any successor or supplemental rule) promulgated under the Securities Act the number of shares of Common Stock that it proposes to have registered; (iv) the Company is prohibited from effecting the registration under the terms of any underwriting agreement, the terms of which bind the Company and which is in effect at the time of receipt of the written request; or (v) in the opinion of counsel for the Company, the securities may be publicly sold without registration under the Securities Act.

     The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 135 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 2.1 if the Company determines, in its sole discretion, that such registration and offering is not desirable or could interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates or would require premature disclosure thereof and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to this Section 2.1 written notice of such determination. If the Company shall so postpone the filing of a registration statement, the Holder shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which the Holder is entitled pursuant to this
Section 2.1.

     2.2 "Piggyback" and Incidental Registration.

     (a) Right to Include Registrable Securities. So long as any Registrable Securities are outstanding, if the Company at any time proposes to register any of its securities under the Securities Act, whether or not for sale for its own account (other than securities to be issued pursuant to an employee compensation program or dividend reinvestment plan or securities issued in a merger, recapitalization, consolidation, acquisition or similar transaction), in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give written notice to the Holders of its intention to do so and, upon the written request of any Holder within 15 days after the receipt of any such notice (seven days if the Company states in such written notice or gives telephonic notice to the





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Holder, with written confirmation to follow promptly thereafter, stating that
(i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will, subject to Section 2.1(g) of this Agreement, use reasonable diligence to effect the registration of the Registrable Securities that it has been so requested to register by the Holder, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, the Company, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holder to request that such registration be effected as a registration under Section
2.1 of this Agreement and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect registrations upon request under Section 2.1, except as otherwise expressly provided therein. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2, and the Holder shall pay all Excluded Expenses in connection with such registration.

     (b) Priority in Company Registrations. If the managing underwriter of any underwritten offering pursuant to Section 2.2(a) shall advise the Company in writing (with copies to the Holders) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Company (or that inclusion of the securities requested to be included by the Holders in such registration would otherwise adversely affect such offering), the Company or the managing underwriter, at its option, may require either that
(i) all securities to be sold by the Company or any Person who pursuant to contractual right has caused the registration statement to be filed be included in the offering and the number of securities to be sold for the account of the Holders and/or any other selling stockholder having so-called "piggyback" registration rights with respect to such offering ("Other Stockholders") be reduced proportionately to an aggregate number acceptable to the Company and the managing underwriter, if any, and any partial rejection shall be made pro rata among the Holders and all Other Stockholders requesting registration (such proration to be in the ratio of the total number of shares proposed to be sold in such offering by the Holders and the Other Stockholders to the actual number to be so sold in such offering by the Holders and the Other Stockholders); or
(ii) the offering of securities for the account of the Holders and/or all Other Stockholders requesting registration be postponed until 90 days after the effective date of the registration statement (in which case the Company will keep the registration statement current until at least 180 days after the effective date thereof), provided that no securities of the Company shall be excluded from such registration unless and until all





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Registrable Securities of each Holder have been excluded from such registration. In any such case, each Holder shall have the right to withdraw its request for inclusion of any or all of its Registrable Securities in the registration statement.

     2.3 Registration of Series B Common Stock. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to effect the registration of any shares of Series B Common Stock pursuant to Section 2.1 or
2.2 of this Agreement and the obligation of the Company to effect the registration of such shares pursuant to this Agreement shall be conditioned upon the conversion of such shares into shares of Series A Common Stock pursuant to Section 4(d) of Article FOURTH of the Company's Restated Certificate of Incorporation.

     2.4 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 or 2.2 of this Agreement, the Company will as expeditiously as possible:

          (i) prepare and file with the Commission a registration statement with respect to such securities and use reasonable diligence to cause such registration statement to become effective;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Holder set forth in such registration statement, but, subject to Section 2.2(b)(ii), in no event for a period of more than 90 days after such registration statement becomes effective;

          (iii) furnish to the Holder and each underwriter, if any, of such securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Holder or such underwriter may reasonably request in order to facilitate the disposition of the securities owned by such Holder, but only while the Company is required under the provisions hereof to cause the registration statement to remain current;

          (iv) use reasonable diligence to register or qualify such securities covered by such registration statement under such securities or blue sky laws of such jurisdictions where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, and to take any and all other action which may be necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities owned by such sellers;





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     provided, however, that the Company shall not for any such purpose be required (A) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) to conform the composition of its assets at the time to the securities or blue sky laws of any jurisdiction, (C) to subject itself to taxation in any such jurisdiction, or (D) to consent to general service of process in any such jurisdiction;

          (v) furnish to the Holder a signed counterpart of (x) an opinion of counsel for the Company to the underwriters, if any, of such offering, and
     (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

          (vi) notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (whereupon the Holder shall forthwith discontinue use of such prospectus until receipt of notice from the Company that use of such prospectus may be resumed or receipt of the prospectus supplement or amendment hereinafter referred to), and, at the request of the Holder, promptly prepare and file with the Commission and furnish to the Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (vii) otherwise use reasonable diligence to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of twelve months beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; and

          (viii) use reasonable diligence to list all Registrable Securities covered by such registration statement on any national securities exchange on which the Company's securities of the same class are then listed (or, if not so listed, to qualify for trading on the Nasdaq National Market or the Nasdaq Small Cap Market, if eligible and if securities of the same class are then so traded), if such securities are not already so listed or





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     qualified and if such listing or qualification is then permitted under the rules of such exchange or market system.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and the intended method of distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith, including, without limitation, notice of sales effected by such seller under such registration statement. In the event that the Company seeks registration of securities under this Agreement and a registration statement does not become effective notwithstanding the Company's compliance with the procedures contained in this
Section 2.4, the Company shall not be liable in any manner whatsoever to the Holder with respect to the same.

     2.5 Underwritten Offerings.

     (a) Underwriting Agreement. If requested by the underwriters for any offering pursuant to a registration requested under Section 2.1, the Company will use reasonable efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Holder and the underwriters and to contain such representations and warranties by the Company, the Holder and any other selling securityholders and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.7 of this Agreement. The Holder shall be a party to such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holder, and the Holder may, at its option, require that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement be conditions precedent to the obligations of the Holder. In addition, the Holder shall pay all Excluded Expenses in connection with each underwriting pursuant to this Section 2.5.

     (b) Incidental Underwritten Offerings. Subject to Section 2.2 of this Agreement, if the Company proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company will, subject to Sections 2.2(b) and 2.1(g) of this Agreement, if requested by the Holder, use its best efforts to arrange for such underwriters to, and the Holder will, if requested by the Company, include the Registrable Securities to be offered and sold by the Holder among those to be distributed by such underwriters. The Holder shall be a party to the underwriting agreement between the Company and such underwriters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and the Holder may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Holder.

     (c) Holdback Agreements. (i) If any registration of any class of Registrable Securities shall be in connection with an underwritten public





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offering, each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities of such class, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the 15 days prior to, and during the 90-day period (or such longer period as each Holder agrees with the underwriter of such offering) beginning on, the effective date of such registration statement (except as part of such registration), provided that each Holder has received written notice of such registration at least 15 days prior to such effective date.

     (ii) If any registration of Registrable Securities shall be in connection with an underwritten public offering, the Company agrees not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee compensation or other benefit plan or a dividend reinvestment plan) during the 15 days prior to, and during the 90-day period (or such longer period as the underwriters retained by the Company may reasonably request) beginning on, the effective date of such registration statement (except as part of such registration).

     2.6 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Agreement, the Company will give the Holders, their respective underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and will give each of them (provided such Person agrees not to use the information so obtained for any purpose other than preparation of the registration statement) such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.7 Indemnification.

     (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or
2.2 of this Agreement, the Company will, and hereby does, indemnify and hold harmless the Holder, its directors, officers, partners, agents and Affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director, officer, partner, agent or Affiliate or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)





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any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Holder and each such director, officer, partner, agent, Affiliate, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or such underwriter, as the case may be; and provided, further, that the Company shall not be liable to the Holder or any Person who participates as an underwriter in the offering or sale of Registrable
Securities or any other Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Holder's or Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, partner, agent, Affiliate, participating person or controlling person and shall survive the transfer of such securities by such Holder.

     (b) Indemnification by the Holder. The Company may require, as a condition to including any Registrable Securities in any registration statement, that the Company shall have received an undertaking satisfactory to it from the Holder to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.7(a)) the Company, each director of the Company, each officer of the Company, each other Person, if any, who controls the Company within the meaning of the Securities Act and any underwriter of the Registrable Securities, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder or such underwriter, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Holder.

     (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.7(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.7(a) or (b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of such indemnified party, and in the opinion of such indemnified party's counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, each indemnified party agrees to permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for all indemnified parties with respect to such claim, unless in the reasonable judgment of an indemnified party, and in the opinion of such indemnified party's counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party will enter into any settlement without the written consent of the indemnifying party (which consent will not be unreasonably withheld).

     (d) Contribution. If the indemnification provided for in this Section 2.7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party and the indemnified parties from the offering of the securities covered by the registration statement that gave rise to the indemnification claim. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 2.7, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 2.7(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

     (e) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 2.7 (with appropriate modifications) shall be given by the Company and the Holder with respect to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

     (f) Indemnification Payments. The indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (g) Additional Rights. Any indemnification agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

     3. Rule 144. From and after the date any of the Registrable Securities may be sold by the Holders without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission, the Company shall use its best efforts to file in a timely fashion all reports required to be filed by it pursuant to the Exchange Act in order to enable the Holders to exercise their rights under Rule
144. Upon the request of each Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

     4. Notices. All notices or communications provided for hereunder shall be in writing (including facsimile transmission) and shall be addressed as follows:

(a) If to the Company:

Telemundo Group, Inc.
2290 West 8th Avenue
Hialeah, Florida  33010
Attn.: Chief Financial Officer
Fax: (305) 889-7997

(b) If to Apollo:

Apollo Advisors, L.P.
Suite 1900
1999 Avenue of the Stars
Los Angeles, California 90067
Attn.: Ms. Pandora Pang
Fax: (310) 201-4197

with a copy to:

Berlack, Israels & Liberman
120 West 45th Street
New York, New York 10036
Attn.: Edward S. Weisfelner, Esq.
Fax: (212) 704-0196

(c) If to Reliance:

Reliance Insurance Company
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055
Attn.: Lowell C. Freiberg
Senior Vice President
Fax: (212) 909-1241

with a copy to:

Reliance Group Holdings, Inc.
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055
Attn.: Howard E. Steinberg, Esq.
Senior Vice President
 and General Counsel
Fax: (212) 909-1864

Notices given by mail shall be deemed to have been given no later than five Business Days after the date sent, if sent by registered or certified mail, postage prepaid, and addressed to the applicable party at the address shown above (or such other address designated by such party subsequent to the date hereof). Notices given by facsimile transmission or hand delivery shall be deemed to have been given when sent or delivered, if properly addressed to the party to whom sent or delivered. Any party may, by notice to the other party given in accordance with this Section 4, designate another address or Person for receipt of notices or communications hereunder.

     5. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the matters described herein, and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

     6. Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     7. Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of New York without giving effect to the conflict of laws provisions thereof. To the extent permitted by law, each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the City of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 4 shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of New York or the United States of America located in the City of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     8. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns except that neither Apollo nor Reliance may assign its rights hereunder without the prior written consent of the Company.

     9. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

     10. Further Assurances. Each party shall, at the request of any other party hereto, at any time and from time to time following the date of this Agreement promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to confirm or carry out the provisions and intents of this Agreement.

     11. Captions. All section titles or captions contained in this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                                           TELEMUNDO GROUP, INC.




                                            By:_________________________________
                                                      Name:  Peter J. Housman II
                                                   Title: President-Business and
                                                               Corporate Affairs


                                                           APOLLO ADVISORS, L.P.




                                            By:_________________________________
                                                                    Name:
                                                                    Title:


                                                      RELIANCE INSURANCE COMPANY




                                                By:_____________________________
                                                                    Name:
                                                                    Title: